Exhibit 32.1
CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, George Schrade, Principal Financial Officer of Graham Capital Management, L.P. and I, Brian Douglas, Principal Executive Officer of Graham Capital Management, L.P., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Annual Report on Form 10-K of Graham Alternative Investment Fund II LLC Core Macro Portfolio (the “registrant”) for the year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: March 26, 2026

/s/ George Schrade
George Schrade
Principal Financial Officer
Graham Capital Management, L.P.

/s/ Brian Douglas
Brian Douglas
Principal Executive Officer
Graham Capital Management, L.P.